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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 8, 2000, relating to the financial statements and financial highlights which appears in the December 31, 1999 Annual Report to Shareholders of Morgan Stanley Dean Witter Strategic Adviser Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Table of Contents", "Financial Highlights", "Independent
Accountants" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
April 28, 2000